SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MICROTOUCH SYS INC

                    GAMCO INVESTORS, INC.
                                12/04/00           20,000            20.7433
                                12/01/00           19,000            20.6875
                    GABELLI ASSOCIATES LTD
                                12/11/00            1,550            20.8125
                                12/04/00            3,148            20.6875
                                12/01/00           13,000            20.6875
                    GABELLI ASSOCIATES FUND
                                12/11/00            5,800            20.8125
                                12/08/00            2,900            20.8125


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.